Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma financial information has been derived from uSell.com, Inc.’s (“uSell” or the “Company”) and BST Distribution, Inc.’s (“BST”) respective historical unaudited interim condensed consolidated financial statements as of and for the three and six months ended June 30, 2015 and the respective historical audited consolidated financial statements as of and for the year ended December 31, 2014.

The unaudited pro forma condensed combined financial statements give effect to the Merger (defined below) and the Note Purchase Agreement (defined below) (collectively, the “Transactions”). The unaudited pro forma condensed combined financial statements are intended to show how the Transactions might have affected the historical financial statements of uSell if the Transactions had been completed at an earlier time. The unaudited pro forma adjustments are based upon certain assumptions that the Company believes are reasonable, as set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma adjustments reflecting the completion of the Merger are based upon the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The unaudited pro forma condensed combined balance sheet as of June 30, 2015 combines uSell’s and BST’s historical consolidated balance sheets, each as of June 30, 2015, giving effect to the Transactions as if the Transactions had occurred on June 30, 2015. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2015 combines uSell’s and BST’s historical consolidated statements of operations for their respective six months ended June 30, 2015 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 combines uSell’s and BST’s historical consolidated statements of operations for their respective years ended December 31, 2014, each giving effect to the Transactions as if the Transactions had occurred on January 1, 2014.

The historical consolidated financial data has been adjusted to give effect to pro forma events that are (i) directly attributable to the Transactions, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed using information available to date and have been prepared to illustrate the estimated effect of the Transactions and certain other adjustments. The actual adjustments described herein are expected to change based upon the finalization of valuations related to the Merger, which is expected to be completed during the first quarter of 2016.

The pro forma adjustments included herein are subject to change depending on changes in the components of assets acquired and liabilities assumed and as additional information becomes available and additional analyses are performed. The final allocations of the purchase price of BST will be determined after completion of a thorough analysis to determine the fair value of BST’s tangible and identifiable intangible assets and liabilities as of the acquisition date. Increases or decreases in the estimated fair values of the net assets acquired may change the amount of the purchase price allocated to goodwill and other assets and liabilities, and may impact our statements of operations. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of uSell would have been had the Transactions occurred at an earlier date, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial statements are derived from and should be read in conjunction with historical consolidated financial statements and related notes thereto contained in uSell’s 2014 Annual Report on Form 10-K, filed on March 31, 2015, with the Securities and Exchange Commission (the “SEC”), uSell’s June 30, 2015 Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2015, and the historical consolidated financial statements and related notes thereto of BST, which are included in its consolidated financial statements for the year ended December 31, 2014, and the three and six months ended June 30, 2015, which are filed as Exhibit 99.1 and 99.2 of the Current Report on Form 8- K/A to which this is an exhibit.

Actual results may be materially different from the pro forma information presented.

Overview

On October 26, 2015 (the “Closing Date”), uSell acquired BST (the “Merger”), which owns We Sell Cellular LLC, a Delaware limited liability corporation (“We Sell”) engaged primarily in the wholesale acquisition and resale of smartphones and related devices from carriers and big box stores. In connection with the Merger, uSell, BST and We Sell entered into a financing transaction on October 26, 2015 with BAM Administrative Services, LLC, a Delaware limited liability company (“BAM”), as agent, and an institutional investor (the “Purchaser”), pursuant to which uSell issued and sold the Purchaser a note in the principal amount of $4,040,000. These transactions are described in further detail below.

Stock Purchase Agreement

uSell, BST, and Brian Tepfer and Scott Tepfer (together, the “Tepfers”) entered into a Stock Purchase Agreement (the “SPA”) as a result of which BST became a wholly-owned subsidiary of uSell. The SPA and the related transactions other than the financing transaction were effective as of October 1, 2015. Prior to closing of the SPA, the Tepfers owned 100% of the outstanding stock of BST, which owns 100% of the membership interests of We Sell. In exchange for acquiring 100% of the outstanding stock of BST, uSell issued the Tepfers 9,358,837 shares of uSell common stock, par value $0.0001.

In accordance with the SPA, if the Tepfers elect to sell shares of common stock, uSell will use its best efforts to assist the Tepfers in selling their shares of the common stock acquired under the SPA for up to $6,000,000 in gross proceeds (together and not each) through private placements or public offerings, with target sales of $1,500,000 quarterly, commencing the quarter ending December 31, 2015. If the price per share received by the Tepfers is less than the greater of $1.20 or the product of an EBITDA-based formula, uSell will issue the Tepfers additional shares of uSell stock. The accompanying unaudited pro forma condensed combined financial statements have not been adjusted to reflect this transaction.

Note Purchase Agreement and Secured Term Note

On October 23, 2015, in connection with the Merger and related transactions, uSell, BST, We Sell, BAM, as agent, and the Purchaser, an institutional investor, entered into a Note Purchase Agreement (the “NPA”) pursuant to which uSell issued and sold the Purchaser a 1% original issue discount Secured Term Note in the aggregate principal amount of $4,040,000 (the “Initial Note”) in exchange for gross proceeds of $4,000,000. Within six months of the Closing Date, uSell may, subject to certain conditions, elect to receive up to two additional draws of funds in connection with the issuance of additional 1% original issue discount Secured Term Note (the “Deferred Draw Notes,” and with the “Initial Note,” the “Notes”). The NPA provides that uSell may elect to receive a total of another $4,000,000 under the Deferred Draw Notes in compliance with the covenants under the NPA.

The Notes mature three years from the Closing Date and accrue interest at 13% annually, which is payable monthly in arrears, beginning November 1, 2015. Repayment of principal commences seven months from the Closing Date in monthly installments of 1/48th of the aggregate principal amount of the Notes. The Notes are prepayable at 103%, beginning one year from the Closing Date, in increments of $500,000.

In connection with the issuance of the Initial Note, uSell issued the Purchaser 740,000 shares of uSell common stock. To the extent that the Deferred Draw Notes are issued, uSell will issue the Purchaser an additional 60,000 shares per $1,000,000 of principal amount of Deferred Draw Notes issued.

Employment Agreements

In connection with the Merger, each of Brian Tepfer and Scott Tepfer entered into employment agreements with BST and We Sell, effective as of October 1, 2015, pursuant to which Brian Tepfer will serve as Chief Executive Officer of We Sell and Scott Tepfer will serve as President of We Sell. Each agreement has an initial term through December 31, 2018 with non competes extending 12 months following termination of employment. Each agreement will automatically renew for subsequent one-year periods unless otherwise terminated or notice is given of non-renewal. Each of Brian and Scott Tepfer will receive a base salary of $500,000 annually, subject to downward adjustment based on the failure to meet future EBITDA targets, provided that no adjustment may be made below $360,000. In addition, each of the Tepfers will be eligible for a semi-annual target bonus of $250,000, subject to upward and downward adjustment based on the attainment of EBITDA targets.

As a result of the Merger, 150,000 shares of common stock underlying restricted stock units (“RSU’s”) granted in 2014 were delivered to each of Nikhil Raman (“Raman”), uSell’s Chief Executive Officer and Daniel Brauser (“Brauser”), uSell’s Chairman, and, in addition, each received a grant of 150,000 shares of common stock. Mr. Raman also received a grant of 350,000 RSU’s vesting annually over three years beginning in October 2016, subject to continued employment.

In addition, as a result of the Merger, (1) all of the Company’s outstanding shares of Preferred Stock were converted into shares of uSell common stock, in accordance with the terms of conversion; (2) all shares of common stock underlying RSU’s previously granted to directors and consultants were immediately vested and (3) all stock options previously granted to employees were immediately vested.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2015

					Pro Forma
			Pro Forma		Condensed
	uSell	BST	Adjustments		Combined
	(A)	(B)
Assets
Current Assets:
Cash and cash equivalents	$755,610	$1,537,139	$2,533,663	(2)	$4,826,412
Accounts receivable, net	139,612	166,012	-		305,624
Inventory	211,960	3,084,905	-		3,296,865
Due from related parties	-	181,454	(181,454	)(1)	-
Prepaid expenses and other current assets	62,592	43,371	-		105,963
Total Current Assets	1,169,774	5,012,881	2,352,209		8,534,864

Property and equipment, net	4,404	200,276	-		204,680
Intangible assets, net	863,027	-	-		863,027
Goodwill	-	-	6,074,780	(1)	6,074,780
Other assets	25,875	-	-		25,875

Total Assets	$2,063,080	$5,213,157	$8,426,989		$15,703,226

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
Accounts payable	$234,699	$2,107,654	$-		$2,342,353
Accrued expenses	486,218	523,532	248,594	(9)	1,258,344
Deferred revenue	334,582	-	-		334,582
Long-term debt, current portion	-	97,640	(97,640	)(2)	499,998
			499,998	(2)
Lease termination payable	-	55,220	-		55,220
Total Current Liabilities	1,055,499	2,784,046	650,952		4,490,497

Long-term debt, net of current portion	-	1,116,133	(1,116,133	)(2)	2,713,865
			3,283,665	(2)
			(569,800	)(3)
Total Liabilities	1,055,499	3,900,179	2,248,684		7,204,362

Stockholders' Equity (Deficit)
Convertible Series A Preferred Stock	10	-	(10	)(6)	-
Convertible Series B Preferred Stock	95	-	(95	)(6)	-
Convertible Series C Preferred Stock	15	-	(15	)(6)	-
Convertible Series E Preferred Stock	10	-	(10	)(6)	-

Common stock	755	-	936	(1)	1,913
			74	(3)
			30	(4)
			30	(5)
			41	(6)
			47	(7)

Additional paid in capital	55,054,314	-	7,205,368	(1)	64,916,565
			569,726	(3)
			1,019,970	(4)
			230,970	(5)
			89	(6)
			506,482	(7)
			329,646	(8)

(Accumulated deficit) Retained earnings	(54,047,618)	1,312,978	(1,312,978	)(1)	(56,419,614)
			(1,020,000	)(4)
			(231,000	)(5)
			(506,529	)(7)
			(329,646	)(8)
			(248,594	)(9)
			(36,227	)(2)

Total Liabilities and Stockholders' Equity (Deficit)	$2,063,080	$5,213,157	$8,426,989		$15,703,226

Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet

(A)	Derived from the unaudited balance sheet of uSell as of June 30, 2015.
(B)	Derived from the unaudited balance sheet of BST as of June 30, 2015.

(1)	Reflects the acquisition of BST under the acquisition method of accounting as though the acquisition occurred on June 30, 2015. The preliminary allocation of the purchase price is as follows:

Fair value of common stock issued (9,358,837 shares)	$7,206,304

Allocated to:
Cash	$1,537,139
Accounts receivable, net	166,012
Inventory	3,084,905
Prepaid expenses and other current assets	43,371
Property and equipment, net	200,276
Accounts payable and accrued expenses	(2,631,186)
Long-term debt	(1,213,773)
Lease termination payable	(55,220)
Net assets acquired	1,131,524
Goodwill	6,074,780
$7,206,304

For purposes of the pro forma financial statements, carrying value is deemed to approximate fair value. The fair value of the common stock issued was determined using the closing market price of uSell’s common stock on October 26, 2015, which was determined to be $0.77 per share. Goodwill is deductible for tax purposes and will be amortized for tax purposes over a period of 15 years. The Company is currently evaluating the tax implications of the Transactions and its impact on goodwill.

(2)	Reflects the $4,000,000 proceeds received under the Note Purchase Agreement, deferred financing costs incurred in connection with the Note Purchase Agreement of $216,337 and original issue discount of $40,000. The deferred financing costs and debt discount are being amortized to interest expense over the contractual term of the Note Purchase Agreement (3 years). The proceeds of the Note Purchase Agreement were used to repay an outstanding loan payable to a lender, repay amounts due to an officer of the Company and for working capital purposes.

(3)	Reflects the debt discount of $569,800 recorded in connection with the 740,000 shares of uSell common stock issued to the Purchaser in connection with the Note Purchase Agreement. The fair value of the common stock issued was determined using the closing market price of uSell’s common stock on October 26, 2015, which was determined to be $0.77 per share. The debt discount is being amortized to interest expense over the contractual term of the Note Purchase Agreement (3 years).

(4)	Reflects the remaining value recognized on 150,000 shares of common stock underlying vested RSU’s delivered to each of Messrs. Raman and Brauser, whose vesting was accelerated as a result of the Merger.

(5)	Reflects the issuance of 150,000 shares of common stock to each of Messrs. Raman and Brauser in connection with the Merger. The fair value of the common stock issued was determined using the closing market price of uSell’s common stock on October 26, 2015, which was determined to be $0.77 per share.

(6)	Reflects the conversion of 100,000 shares of Series A Preferred Stock into 100,000 shares of common stock, 951,250 shares of Series B Preferred Stock into 60,411 shares of common stock, 146,667 shares of Series C Preferred Stock into 146,667 shares of common stock and 103,232 shares of Series E Preferred Stock into 103,232 shares of common stock. The conversion of the preferred stock was a direct result of the Merger.

(7)	Reflects the remaining value recognized on 470,149 shares of common stock underlying vested RSU’s delivered to directors and consultants, whose vesting was accelerated as a result of the Merger.

(8)	Reflects the remaining value recognized on the accelerated vesting of stock options previously granted to employees, whose vesting was accelerated as a result of the Merger.

(9)	Reflects direct, incremental costs of the acquisition to be incurred in connection the Merger of $248,594, of which $160,290 pertain to uSell and $88,304 pertain to BST. These costs have been accrued on the pro forma balance sheet at June 30, 2015 in accrued expenses and are also included in accumulated deficit.

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2015

					Pro Forma
			Pro Forma		Condensed
	uSell	BST	Adjustments		Combined
	(A)	(B)

Revenue	$4,863,438	$33,364,899	$-		$38,228,337

Cost of revenue	3,599,061	29,683,749	-		33,282,810

Gross profit	1,264,377	3,681,150	-		4,945,527

Operating expenses:
Sales and marketing	1,355,040	1,632,958	-		2,987,998
General and administrative	1,914,303	1,324,380	44,916	(3)	3,123,599
			(160,000	)(4)
Total operating expenses	3,269,343	2,957,338	44,916		6,111,597

(Loss) income from operations	(2,004,966)	723,812	(44,916)		(1,166,070)

Other expense	(37)	(106,410)	(260,000	)(1)	(504,137)
			(137,690	)(2)

Net (loss) income	$(2,005,003)	$617,402	$(442,606)		$(1,670,207)

Weighted average shares outstanding, basic and diluted	7,537,743		11,579,296	(5)	19,117,039

Net loss per share, basic and diluted	$(0.27)				$(0.09)

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2014

					Pro Forma
			Pro Forma		Condensed
	uSell	BST	Adjustments		Combined
	(C)	(D)

Revenue	$6,665,429	$40,174,155	$-		$46,839,584

Cost of revenue	1,921,175	34,318,500	-		36,239,675

Gross profit	4,744,254	5,855,655	-		10,599,909

Operating expenses:
Sales and marketing	5,811,873	2,477,497	-		8,289,370
General and adminitrative	4,659,710	1,736,427	89,832	(3)	6,906,683
			420,714	(4)
Total operating expenses	10,471,583	4,213,924	89,832		15,196,053

(Loss) income from operations	(5,727,329)	1,641,731	(89,832)		(4,596,144)

Other expense	(1,561,153)	(370,727)	(520,000	)(1)	(2,727,259)
			(275,379	)(2)

Net (loss) income	$(7,288,482)	$1,271,004	$(609,832)		$(7,323,403)

Weighted average shares outstanding, basic and diluted	6,331,377		11,579,296	(5)	17,910,673

Net loss per share, basic and diluted	$(1.15)				$(0.41)

Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Operation

(A)	Derived from the unaudited statement of operations of uSell for the six months ended June 30, 2015.
(B)	Derived from the unaudited statement of operations of BST for the six months ended June 30, 2015.
(C)	Derived from the audited statement of operations of uSell for the year ended December 31, 2014.
(D)	Derived from the audited statement of operations of BST for the year ended December 31, 2014.

(1)	Represents interest expense related to the Note Purchase Agreement, calculated using 13% interest rate, as stated in the Note Purchase Agreement.

(2)	Represents the amortization of the deferred financing costs and debt discount incurred in connection with the Note Purchase Agreement.

(3)	Represents stock-based compensation expense recognized in connection with the 350,000 RSU’s granted to Mr. Raman in connection with the Merger. The fair value of the RSU’s issued was determined using the closing market price of uSell’s common stock on October 26, 2015, which was determined to be $0.77 per share.

(4)	Represents the adjustment to compensation expense for the Tepfers, assuming their respective employment agreements entered into in connection with the Merger were effective as of the beginning of the respective periods.

(5)	As the Merger is being reflected as if it had occurred at the beginning of the period presented, the calculation of the weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued and canceled relating to the Merger have been outstanding for the entire period presented. Weighted average shares outstanding - basic and diluted is calculated as follows:

	June 30, 2015	December 31, 2014
uSell weighted average shares	7,537,743	6,331,377
Shares issued to the Tepfers	9,358,837	9,358,837
Shares issued to the Purchaser	740,000	740,000
Shares issued to Raman/Brauser underlying RSU’s	300,000	300,000
Shares issued to Raman/Brauser	300,000	300,000
Series A Preferred Stock conversion	100,000	100,000
Series B Preferred Stock conversion	60,411	60,411
Series C Preferred Stock conversion	146,667	146,667
Series E Preferred Stock conversion	103,232	103,232
Shares underlying accelerated vesting of RSU’s	470,149	470,149
Weighted average shares outstanding	19,117,039	17,910,673